UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
of the
SECURITIES EXCHANGE ACT OF 1934

Date of Event Requiring Report: December 5, 2005

NEWTECH RESOURCES LTD.

(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation or organization)

000-33255 (Commission File Number)	98-0342217 (IRS Employer Identification Number)

Nora Coccaro, Chief Executive Officer
2610-1066 West Hastings Street, Vancouver, British Columbia, Canada V6E 3X2
(Address of principal executive offices)

(604) 602-1717
(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02        Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(a)     Effective December 5, 2005, the board of directors of Newtech Resources Ltd. (“Company”) accepted the resignation of Ross Wilmot as a director of the Company.

(b)     Effective December 5, 2005, the board of directors of the Company accepted the resignation of Ross Wilmot as the Company’s chief executive officer, chief financial officer and principal accounting officer.

(c)     On December 5, 2005, the board of directors appointed Nora Coccaro as the Company’s chief executive officer, chief financial officer and principal accounting officer.

Ms.  Coccaro attended medical school at the University of Uruguay before becoming involved in the management and development of public entities. Over the last five years, Ms. Coccaro has served as an officer and director of Sona Development Corp. an OTC: BB quoted company without current operations, from January 2000 to present, as an officer and director of ASP Ventures Corp., an OTC:BB quoted company without current operations, from November 2005 to present, as a director of Solar Energy Limited, an OTC: BB quoted company involved in the development of alternative energy sources and as an officer and director of OpenLimit, Inc., an OTC: BB quoted company involved in credit card encryption technology, from February 2000 to January 2004.

The Company has not entered into any related party transactions with Ms. Coccaro and has not entered into any employment agreement in connection with Ms. Coccaro’s appointment as chief executive officer, chief financial officer and principal accounting officer.

(d)     Effective December 5, 2005, the board of directors appointed Nora Coccaro as a director of the Company to serve until the next meeting of the stockholders.

The Company has not entered into any related transactions with Ms. Coccaro and has not at this time determined whether Ms. Coccaro will serve on any standing committee.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Newtech Resources Ltd.

Signature                                                             Date

By: /s/ Nora Coccaro                                            December 5, 2005

Name: Nora Coccaro

Title: Chief Executive Officer